        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 1999
                            REGISTRATION NO. 33-58983
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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                ______________________

                          POST-EFFECTIVE AMENDMENT NO. 1 TO
                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                 ____________________

                               BERKSHIRE HATHAWAY INC.*
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                 ____________________

               DELAWARE                           47-0813844
     (STATE OR OTHER JURISDICTION            (I.R.S. EMPLOYER
     OF INCORPORATION OR ORGANIZATION)       IDENTIFICATION NUMBER)

                                  1440 KIEWIT PLAZA
                                OMAHA, NEBRASKA  68131
                                    (402) 346-1400
            (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
               AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                 ____________________

                                   MARC D. HAMBURG
                               BERKSHIRE HATHAWAY INC.
                                 1440 KIEWIT PLAZA
                                OMAHA, NEBRASKA  68131
                                    (402) 346-1400
              (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                      INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                ______________________

                                       COPY TO:
                                   R. GREGORY MORGAN
                              MUNGER, TOLLES & OLSON, LLP
                                355 SOUTH GRAND AVENUE
                            LOS ANGELES, CALIFORNIA  90071
                                    (213) 683-9100
                               ______________________



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*     AS SUCCESSOR TO OBH, INC., FORMERLY NAMED "BERKSHIRE HATHAWAY INC."   OBH,
INC. ORIGINALLY FILED THIS REGISTRATION STATEMENT WHEN NAMED BERKSHIRE HATHAWAY INC. BEFORE BECOMING, THROUGH STATUTORY MERGER, A SUBSIDIARY OF THE HOLDING COMPANY THAT IS FILING THIS AMENDMENT.

                                   EXPLANATORY NOTE

     The sole purpose of this amendment is to remove from registration shares of common stock remaining unsold at the termination of an offering by selling shareholders.

     This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3, registration number 33-58983 (the "Registration Statement"), originally filed with the Securities and Exchange Commission on May 1, 1995 by OBH, Inc., then named "Berkshire Hathaway Inc." and now a subsidiary of a new holding company named Berkshire Hathaway Inc. ("Berkshire"). OBH, Inc. filed the Registration Statement to register 8,032 shares of its common stock for resale from time to time by the former shareholders of Helzberg's Diamond Shops, Inc., who acquired the registered shares in the acquisition of Helzberg's Diamond Shops, Inc. by OBH, Inc. The Commission declared the Registration Statement effective on May 12, 1995. The offer of shares pursuant to the Registration Statement has terminated.

     Pursuant to the undertaking in Item 17 of the Registration Statement, Berkshire hereby removes from registration, by means of this Post-Effective Amendment No. 1, the registered shares that were unsold at the termination of the offering pursuant to the Registration Statement.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Berkshire certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on March 26, 1999.

                    BERKSHIRE HATHAWAY INC.

                    By /s/ MARC D. HAMBURG
                      ----------------------------------------
                    Marc D. Hamburg
                    Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                TITLE                              DATE
---------                -----                              ----
*                        Chairman of the Board and          March 26, 1999
---------------------    Director (principal executive
Warren E. Buffett        officer)

*                        Vice President and Chief           March 26, 1999
---------------------    Financial Officer (principal
Marc D. Hamburg          financial officer)

*                        Controller (principal accounting   March 26, 1999
---------------------    officer)
Daniel J. Jaksich

*                        Vice-Chairman of the Board and     March 26, 1999
---------------------    Director
Charles T. Munger

*                        Director                           March 26, 1999
---------------------
Susan T. Buffett

*                        Director                           March 26, 1999
---------------------
Malcolm G. Chace, III



*                        Director                           March 26, 1999
---------------------
Walter Scott, Jr.


*                        Director                           March 26, 1999
---------------------
Howard G. Buffett

*                        Director                           March 26, 1999
---------------------
Ronald L. Olson

*By /s/ MARC D. HAMBURG
-----------------------
Marc D. Hamburg
Attorney-in-Fact pursuant to Power
of Attorney previously filed as a part
of this Registration Statement
